CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam High Yield Advantage Fund:

We consent to the use of our report dated January 15, 2013, included herein, with respect to the financial statements of Putnam High Yield Advantage Fund, and to the references to our firm under the captions Financial Highlights in the prospectuses and Independent Registered Public Accounting Firm and Financial Statements in the Appendix B to Statement of Additional Information.

/s/KPMG LLP
Boston, Massachusetts
March 25, 2013